PURCHASE AGREEMENT

AGREEMENT made and entered into as of the 14th day of March, 1997 by and between Western Fidelity Funding, Inc., a Colorado corporation, with a place of business at 4704 Harlan Street, Suite 260, Denver, Colorado, 80212 ("Seller"); and Mountain Parks Financial Services, Inc., MP Financial Services, (MPFS), a Colorado corporation with a place of business at 10401 East Colfax
Avenue, Aurora, CO 80040-0605 ("Buyer").

                                 WITNESSETH THAT

     WHEREAS, Seller wishes to sell and Buyer wishes to buy all of Seller's right, title and interest in certain consumer credit sale contracts, retail installment contracts, promissory notes and Security agreements and similar instruments, hereafter defined as "Contracts", upon the terms and conditions contained herein.
     NOW THEREFORE, in consideration of the Mutual promises and covenants contained in this Agreement, the parties agree as follows:
1.  DEFINITIONS
     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meaning:
     a. Agreement means this Purchase Agreement, including all schedules and exhibits attached hereto.
     b. Contract means a consumer credit sale contract, retail installment contract, promissory note and related security agreement, chattel paper, or similar instrument which evidences an Obligor's indebtedness which is secured by a motor vehicle and which is owned, held by, and payable to Seller. The term "Contract" includes all monies due or to become due on such Contract, all claims, rights and causes of action at any time belonging to Seller in connection therewith, and all information, instruments, documents and collateral related thereto, including but not limited to Certificates of Title, guaranties, credit information and reports, lien search reports, files, ledger cards, payment history reports, files, and policies or certificates of property insurance and credit insurance.
     c. Purchase Date shall be March 14, 1997, or such other date as may be agreed upon by Buyer and Seller.
     d.   Determination Date shall mean March 13, 1997.
     e. Obligor means the person or persons who obtained credit from Seller or, if Seller's ownership of a Contract was established by purchase, who obtained the credit from Seller's predecessor in interest, and who is obligated to pay Seller in accordance with a Contract.
     f. Net Outstanding Balance means the unpaid principal balance of a Contract not including accrued but unpaid late charges or accrued but unpaid interest as of the Determination Date.

2.   SALE OF CONTRACTS
     On the Purchase Date, Seller will sell, assign, transfer and set over to Buyer all of its right, title and interest in and to the Contracts listed on the Schedule of Contracts to be attached to this Agreement as Exhibit "A", and Buyer will purchase the Contracts and all monies due and owing on the Contracts. Exhibit "A" shall be prepared as of the close of business on the Determination Date and shall list each Contract to be purchased on the Purchase Date, The Contracts to be sold and purchased hereunder shall not include any Contract (a) that is ten (10) days delinquent on the Purchase Date or which is otherwise in default, (b) for which the Obligor has been or is Currently the subject of bankruptcy proceedings, _(C) for which the collateral has been repossessed, or which is the subject of any litigation, or (d) for which the Seller does not have complete or proper documentation.

3.   PURCHASE PRICE - CONTRACTS
     a. On the Purchase Date, Buyer shall pay to Seller the purchase price for the Contracts, which shall be an amount equal to 90% of the aggregate Net Outstanding Balances of the Contracts shown on Exhibit "A".



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          Payment of the Purchase Price shall be in U.S.  Dollars,  delivered by wire transfer, check or other form of payment mutually agreed by the parties.
     b. If, following the Purchase Date, it is determined that Buyer has purchased any Contract(s) which should not have been included in the sale for any of the reasons specified ill Paragraph Two (2) above, Seller shall repurchase each such Contract and pay to Buyer an amount
          equal  to  90%  of  the  Net   Outstanding   Balance  owing  oil  said
          Contract(s).

4.   ENDORSEMENTS
     On the Purchase Date, upon payment of the Purchase Price, Seller will execute and deliver such endorsements, assignments or other documents as shall be necessary to evidence Setter's sale of the Contracts to Buyer and Buyer's Security interest (to be no less than that of Seller) in the property securing the Contracts. In addition, Seller will authorize Buyer to endorse and assign Seller's interest in each Contract in order to evidence the transfer of Seller's interest in the Contracts to Buyer in such mariner as may be reasonable and appropriate. On the Purchase Date, Seller shall furnish Buyer with a Power of Attorney in form of the document attached hereto as Exhibit "B". Buyer agrees to save and hold Seller harmless from any loss occasioned by Buyer's use of tile Power of Attorney. Seller further agrees, from time to time following the Purchase Date, to execute any individual assignments which are necessary to effect assignment of each Contract to Buyer.

5.   BUYER'S AUTHORIZATION
     On the Purchase Date, upon payment of the Purchase Price, Seller irrevocably authorizes Buyer to effect the endorsements and assignments as provided in Paragraph Four (4) above by the impression of a rubber stamp or stamps, facsimile signature or sticker and to endorse Seller's name upon any notes, acceptances, checks, drafts, money order or other instruments of payment that may come into the possession of Buyer as payment of or upon the Contracts and, also, to execute releases, statements of termination, satisfactions and any and all other documents required to be executed in conjunction with the Contracts.

6.   OTHER ITEMS SUBJECT TO SALE
     On the Purchase Date, upon payment of the Purchase Price, Seller will also sell, assign, transfer, and set over to Buyer in connection with the
     Contracts:
     a. All of Seller's interest and benefits in, to and under all endorsements and guaranties by or of others held by it with respect to the Contracts.
     b. All of Seller's rights, title and interest in all security instruments, and the liens created thereunder with respect to the Contracts.
     c. All individual ledger cards, bookkeeping memoranda, receipts, correspondence, folders, credit files, fan folds, indexes, and all other records of Seller pertaining to the Contracts. All such materials, which may be in the form of computer disc, microfilm or magnetic tape, shall be delivered to Buyer on the Purchase Date.
     d. All filing receipts evidencing recordation or filing in governmental filing or recording offices of financing statements and/or other filing instruments oil all Contracts.
     e. All of the interest of Seller under each and every existing policy or certificate of insurance, if any, to the extent such relates to any property securing any Contracts and as relates to the life or lives or health of any Obligors of said Contracts. Seller shall provide reasonable assistance to Buyer in securing Long Form Loss Payable Clauses to be issued in favor of Buyer with respect to all such insurance covering any property described in its Contracts and also an assignment of beneficial interest in any policy(ies) covering the life or lives and/or sickness or disability of any Obligors of such Contracts. Seller agrees that the insurance carrier(s) shall pay to Buyer any and all unearned premiums from cancellations occurring after the Purchase Date and to return premium claims or hereafter to become due to Seller.
     f. All pending insurance claims and all claims filed in the future, if any, and the proceeds thereof if any, in connection with any of the

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          Contracts purchased by Buyer. Seller agrees to save and Buyer harmless from any loss to Buyer occasioned by reason of insurance policy defenses raised by the carrier of such insurance, where such defense is based upon any action of or failure to act by Seller prior to the Purchase Date.

7.   SELLER'S WARRANTIES
     The following covenants, warranties and representations are made by Seller to Buyer as of the date of this Agreement, all of which shall be true and correct as of the Purchase Date as a material condition precedent to Buyer's obligation to purchase the Contracts as contemplated hereby, and all of which covenants, warranties and representations shall survive the execution of this Agreement and the Closing hereunder:
     a. Seller covenants, represents and warrants that Seller is a duly organized, validly existing and in good standing under the laws of the State of Colorado, that is duly registered and authorized to conduct business in every other state where the nature or conduct of its business or its ownership of property requires it to be so registered and authorized; and that it has obtained and maintained all licenses, registrations and other authorizations required under any federal, state, or local law, regulation or ordinance in connection with the conduct of its business, its ownership of the Contracts, or otherwise.
     b. Seller covenants, represents and warrants that the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other actions or proceedings on the part of Seller are necessary to authorize this Agreement. This Agreement constitutes a valid and legally binding obligation of Seller.
     c. Seller covenants, represents, and warrants that neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby, nor compliance by Seller with the provisions hereof, will violate, conflict with or result in any breach of, or constitute a default tinder, any instrument or agreement to which Seller is a party, or by which it is bound, or any federal or state statute or any judicial or administrative decree, order or ruling applicable to Seller or to the Contracts to be sold.
     d. Seller covenants, represents, and warrants that the ledger cards or equivalent records delivered to Buyer shall fully and accurately reflect the true outstanding Unpaid balances of the Contracts as of the close of business on the Determination Date, and the cards or equivalent records will accurately reflect the collection activity on the Contracts and the payments received on the Contracts from the respective Obligors.
     e. Seller covenants, represents and warrants that Seller has good title to the Contracts to be sold under this Agreement, free and clear of any liens, encumbrances or charges whatsoever, and that Seller is the absolute owner thereof with full and sole right to transfer title to the Contracts and all other items sold under Paragraph Six (6) hereof, and that no person, firm, corporation or association has any claim whatsoever to the Contracts sold under this Agreement or the proceeds of the Contracts.
     f. Seller covenants, represents, and warrants that, except as may be set forth on Exhibit "C" hereto, it is not a party to and there is no pending or threatened litigation, legal or administrative proceeding, or otherwise, which would, if decided against Seller, have any adverse effect on the Contracts or Seller's right to transfer same, or on any of the other items to be sold pursuant to this Agreement.
     g. Seller covenants, represents, and warrants that each Contract sold under this Agreement is genuine, valid and complete in all respects and is enforceable in accordance with its terms; that no understanding or agreement has been reached with any Obligor for any variation of the interest rate, schedule of payments or other material item or condition of any Contract except for any modification entered into in the ordinary course of business and noted on Seller's records; that all information contained in Seller's books, records and files and other documents provided to Buyer in connection with the Contracts is true, complete and accurate, except for information Supplied by Obligors or third parties, which information is true, complete and correct to the best of Seller's knowledge; and that none of the

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          Contracts  is or will be  delinquent  or  otherwise  in default on the
          Purchase Date, that none of the collateral for the Contracts has been repossessed, and that none of the Contracts is the subject of any litigation.
     h. Seller covenants, represents and warrants that no deferments have been granted to any Obligor.
     i. Seller covenants, represents, and warrants that no Contract is subject to any defense, set-off or counterclaim to the payment of the amount of the unpaid balance due on the Contract, or a proceeding in bankruptcy.
     j. Seller covenants, represents, and warrants that each instrument, or the property or goods described in each instrument, representing or securing a Contract is in the possession of Seller; and that each security instrument or other agreement evidencing and Securing any Contract sold hereunder will constitute as of the close of business on the Purchase Date, a valid enforceable and perfected first lien on the property or goods described in Such instrument.
     k. Seller covenants, represents, and warrants that all of the Contracts and security instruments sold by Seller under this Agreement, Seller's statements and application- relating thereto, and Seller's practices and the conduct of its business with reference to the Contracts comply with all applicable state, federal, and local laws and regulations. Seller specifically covenants, represents and warrants that all deferral fees and charges, insufficient funds check fees, and all other fees and charges imposed by Seller on any of the Obligors were validly imposed in accordance with applicable law.
     1. Seller covenants, represents, and warrants that it has paid or will cause to be paid any and all license, franchise, intangible or stamp taxes or fees due and owing at the Purchase Date to the Federal
          government,   any  State  government  and  any  political  subdivision
          thereof, arising from or growing out of the acquisition, collection, or holding of any and all of the Contracts; not including, however, any fee or charge to change the name of the first lien holder on any titles securing the Contracts.
     m. Seller covenants, represents, and warrants that it will, from and after the Purchase Date, pay over to Buyer any payments received in payment on the Contracts, after the Determination Date.
     n. Seller covenants, represents and warrants that, on or before the Purchase Date, it will have obtained any and all approvals necessary to effectuate the sale of the Contracts from any and all relevant administrative, quasi-administrative or other governmental agencies. In the event of any breach or breaches of any of (he warranties contained herein, Seller will, upon five (5) days prior written notice (which notice shall describe the breach, including the nature of the breach and such other information, documents, records and papers as necessary) to Seller by Buyer, repurchase each Contract to which such breach relates, by paying Buyer the Net Outstanding Balance owing on such Contract(s) on the date of repurchase.
     o. Seller covenants, represents and warrants that none of the credits entered on any contract, and no part thereof, was gratuitous or was given for a consideration other than the payment of money oil property given as trade-ins for down payment credit.

8.   INDEMNIFICATION
     a. Indemnification: To the Buyer. The Seller agrees to defend, indemnify and hold harmless the Buyer and its officers, directors, employees, successors and assigns, from and against any and all losses, damages, claims, suits, proceedings, liabilities, costs and expenses, including without limitation reasonable attorneys' fees ("Losses" or "Claims" as the context requires), which may be imposed on, sustained, incurred or suffered by, or asserted against any Such persons, directly or indirectly, as a result of or relating to or arising Out of the breach of any representation or warranty or covenant or agreement of the Seller contained in this Agreement.
     b. Indemnification: To the Seller. The Buyer agrees to defend, indemnify and [told harmless the Seller and its officers, directors, employees, successors and assigns, from and against any and all losses, damages, claims, suits, proceedings, liabilities, costs and expenses including without limitation reasonable attorneys' fees ("Losses" or "Claims" as the context requires) which may be imposed on, sustained, incurred or

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          suffered  by  or  asserted  against  any  such  persons,  directly  or indirectly, as a result of or relating to or arising out of the breach of any representation or warranty or covenant or agreement of the buyer contained in this Agreement, or arising from Buyer's ownership or servicing of the Contracts purchased under this Agreement, at any time on or after the Purchase Date.

9.   USE OF RECORDS BY SELLER
     Buyer agrees that all records and memoranda of Seller hereby transferred will be made available for the use of Seller in making tax returns or for any other legitimate purpose which does not tend to idjure Buyer in its competition with other companies and will remain so available for a period of not less than 18 months after the date of this Agreement.

10.  BUYER'S WARRANTIES
     Buyer hereby represents and warrants to Seller, as of the Purchase Date, which representations and warranties shall survive the execution of this Agreement and the Purchase Date, that it is a corporation, duly organized, validly existing and in good standing under the laws of the state of Colorado, and has taken all corporate action necessary or advisable to authorize the execution and consummation of the transactions contemplated by this Agreement.

11.  ADDITIONAL SELLER WARRANTY: DEFENSE AND EVIDENCE OF OWNERSHIP
     Seller warrants, represents and agrees that it will warrant and defend Buyer's title to and ownership of the Contracts after the Purchase Date; and that Seller will, at its own expense, upon the reasonable request of Buyer after the Purchase Date, supply copies of any additional documents it may still have in it possession, if any, which evidence Seller's ownership of the Contracts sold hereby, and will do, execute, acknowledge and deliver such other acts, deeds, assignments, releases, transfers or other instruments and assurances as Buyer may reasonably request to fully effectuate and confirm Buyer's purchase and ownership of the Contracts.

12.  ASSIGNMENT
     It is understood that the contract(s) covered by this Agreement have been pledged to BNY Financial Corporation, a New York corporation, to secure a portion of Seller's indebtedness to Lender. It is also understood that in lieu of paying the amounts specified in paragraph three (3) above to Seller, Buyer will pay such amount jointly to Seller and Lender in partial satisfaction of Seller's indebtedness to Lender and Seller will make arrangements to procure the release including any reassignment of individual contracts) deemed necessary by Buyer to effectuate said release) of the Receivables pledged to Lender in a manner and form satisfactory to Buyer and will insure their physical delivery to Buyer on the fifth day after closing.

13.  RESERVE
     Buyer will retain and hold on Seller's behalf an amount equal to five percent (5%) of the Net Outstanding Balance as noted on page one (1) of Exhibit "A" of this Agreement (the "Reserve"). The Reserve shall be debited by Buyer the Net Outstanding Principal Balance on any Contract that fails to make three (3) payments not more than 30 days past due for Seller's repurchase. Buyer will execute and deliver such endorsements, assignments or other documents as shall be necessary to evidence the Seller's repurchase of such Contract. Buyer will provide a monthly accounting statement to Seller on the Reserve account no later than ten days after month end. After all contracts shown on Exhibit "A" have met the three (3) payment requirement, any funds remaining ill the Reserve account subject to provisions in 13A will be remitted to Seller within 10 business days.

13 A. RESERVE OPTION
     Buyer may at its discretion utilize the reserve described in item number 13 to pay the Net Outstanding Balance of any contract(s) that Seller within 90 days of the date of any contract does not provide title and/or

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     documentation  that guarantees Buyer that all taxes,  fees or other related costs are paid that may prevent Buyer from having a first lien position and a valid title.

     Additionally, Buyer may retain any Reserve until all requirements in items number 13 and 13A have been met. In the event there is insufficient Reserve to allow debiting the account because of failure to produce a valid title within 90 days, Seller will, with Five (5) days notification from the Buyer, repurchase any Contract for the Net Outstanding Balance.

14.  INSURANCE
     All of the collateral securing the contract(s) were at the time of Contract purchase covered by property damage insurance which includes the coverages normally required for transactions of the nature of the contracts, with the contract obligors as the insureds and the Seller as loss payee.

15.  ANNOUNCEMENTS: NOTIFICATIONS
     Neither party hereto will make any announcement of this transaction either prior to or subsequent to the Purchase Date without prior written approval of the other, which will not be unreasonably withheld. Seller hereby agrees that Buyer may notify its customers verbally and by mail following the Purchase Date that a change in ownership of their account from the Seller to Buyer has been effected. Seller authorizes the use of its name in the notices and agrees to execute such notices if requested by Buyer. Neither Seller nor Buyer shall disclose any material provisions of this Agreement to any third party without the prior consent of the other, except as may be specifically required by law or any governmental agency.

16.  NOTICES
     Any notice to be given or other documents to be delivered by any party to the other party may be delivered in person to such party, or may be deposited in the United States certified mail, return receipt requested, with postage thereon fully prepaid and addressed to the party for whom intended at the address shown below:

     TO BUYER:           Mountain Parks Financial Services, Inc.
                         Dennis Berglund, Presideiit/CEO
                         10401 East Colfax Avenue
                         Aurora, Colorado 80040-0605

     TO SELLER:          Western Fidelity Funding, Inc.
                         Gene Osborn, President
                         4704 Harlan Street, Suite 260
                         Denver, Colorado 80212

     Any party to this Agreement may, from time to time by written notice to the other, designate a different address which shall be substituted for the one above. Notices sent by certified mail shall be deemed effective when receipted for.

17.  SOLE UNDERSTANDING
     It is understood and agreed that this Agreement constitutes the sole mutual understanding regarding the subject matter of this Agreement, and that no provision hereof shall be modified or altered except in writing duly signed by both parties to this Agreement.

18.  APPLICABLE LAW
     The  laws  of  the  State  of  Colorado   shall  govern  the  validity  and
     interpretation of this Agreement and the performance of the parties to this Agreement.

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19.  HEADINGS NOT PART OF AGREEMENT
     Marginal headings are informational only and not a part of this Agreement.

20.  EXPENSES
     Except as is otherwise specifically provided in this Agreement, regardless whether the execution of this agreement takes place or whether this Agreement is terminated, all parties shall pay their own costs and expenses in connection with this Agreement and the transactions contemplated hereby, including, but not by way of limitations all regulatory fees, attorneys' fees, accounting fees and other expenses.

21.  ATTORNEY'S FEES
     In the event of any action, suit, or other proceeding to interpret or enforce this Agreement, the prevailing party shall be entitled to recover its reasonable attorney's fees and costs incurred from the other party.

22.  SUCCESSORS AND ASSIGNS
     All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties to this Agreement and their respective transferees, successors and assigns.

23.  MULTIPLE COUNTERPARTS
     This Agreement may be executed in multiple counterparts, each of which shall be deemed an original for all purposes and all of which shall be deemed, collectively, one agreement, but in making proof hereof it shall not be necessary to exhibit more than one such Counterpart.

24.  INVALID PROVISIONS
     If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, the provision shall be fully severable; this document shall be construed and enforced as if the illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

     Furthermore, in lieu of the illegal, invalid or unenforceable provision there shall be added automatically as a part hereof a provision as similar in terms to the illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable, and, as changed or amended, continue to reflect the original intent of the parties hereto.

25.  ENTIRE AGREEMENT
     The making, execution and delivery of this Agreement by the parties have been induced by no representations, statements, warranties, or agreements other than those herein expressed. This Agreement embodies the entire understanding of the parties and there are no further or other agreements or understanding, written or oral, in effect between the parties relating to the subject matter of this Agreement.

26.  TIME OF ESSENCE
     The parties to this Agreement agree and stipulate that time is of the essence with regard to the performance by each party of its obligations under this Agreement.

27.  BROKERAGE
     Each of said parties hereby indemnifies and agrees to hold the other harmless against any and all claims, losses, liabilities or expenses which may be asserted against the other as the result of the other party's dealings, arrangements or agreements with any such broker, finder or person or entity.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed for it and on its behalf by its respective duly authorized officers.


                                         SELLER:
                                         WESTERN FIDELITY FUNDING, INC.

Witness: /s/ Marya L. Brancio            By: /s/ Gene Osborn
        ----------------------------        -----------------------------
                                            Gene Osborn
                                            Its President

                                         BUYER:
                                         MOUNTAIN PARKS FINANCIAL SERVICES, INC.

Witness: /s/ Marya L. Brancio            By: /s/ Dennis Berglund
        ----------------------------        -----------------------------
                                            Dennis Berglund
                                         Its: President/CEO
Attachments:
         Exhibit A
         Exhibit B
         Exhibit C
         Exhibit D
         Exhibit E
         Release Agreement

                                   EXHIBIT "A"

                                CLOSING STATEMENT

Seller:           WESTERN FIDELITY FUNDING, INC.

Buyer:            MP FINANCIAL SERVICES

Date:             March 14, 1997


      1. Net Outstanding Balances                             $4,459,417.60
      2. Less Discount                       (445,941.76)  =      10 %of #1
      3. Purchase Price                                       $4,013,475.84
      3. Less Reserve                        (222,970.88)  =       5% of #1
      3. Amount to Seller                                     $3,790,504.96





Seller:                                       Buyer:
WESTERN FIDELITY FUNDING, INC.                MP FINANCIAL SERVICES


By: /s/ Gene Osborn                           By: /s/ Dennis Berglund
   -----------------------------                  -----------------------------

Gene Osborn                                   Dennis Berglund
(Typed or Printed Name)                       (Typed or Printed Name)

Its: President                                 President/CEO
(Title)                                        (Title)

                                    EXHIBIT B
                            LIMITED POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that, pursuant to that certain Purchase Agreement dated March 13, 1997, between Western Fidelity Funding, Inc., a Colorado corporation, its successors and assigns, and MP Financial Services, a Colorado corporation, the undersigned (herein termed the "Principal") does constitute and appoint MP Financial Services, its successors and assigns (herein termed the "Attorney" and sometimes termed the "Purchaser"), acting by and through such Attorney's designated officers and employees, the true and lawful Attorney and Attorney of the Principal, with full power by an instrument in writing to appoint a substitute or substitutes for and in the name and stead of the Principal but for the benefit of the Purchaser, its successors and assigns, to demand, reduce to possession, collect, receive, receipt for, endorse, compromise, settle or assign without recourse any and all indebtedness, notes, commercial paper, promises to pay, retail installment sales contracts, chattel paper, instruments, chooses in action and other obligations described in Exhibit "A" to that certain Bill of Sale and Assignment of Receivables dated March 14, 1997, from the Principal to the Purchaser ("Receivables") together with all monies due or to become due under said Receivables, and any and all claims, chooses in action, and rights and causes of action relating thereto, including without limitation any and all real estate and personal property, security instruments and insurance policies held as security for said Receivables, and all other property of every kind identified in said Exhibit "A"; to cancel or release the Receivables and release any security, in whole or in part and in connection therewith to execute, acknowledge or handle proper discharges, releases, satisfactions or other instruments in writing which may become necessary in order to carry the foregoing powers into effect, the Principal hereby ratifying and confirming all acts and things lawfully and reasonably done by the Attorney or its substitute or substitutes in pursuance of the authority herein granted.

         IN WITNESS WHEREOF, the Principal has executed this instrument this 13th day of March, 1997.

                                             WESTERN FIDELITY FUNDING, INC.


                                             By: /s/ Gene Osborn
                                                 ------------------------------
                                                 Gene Osborn, President

STATE OF COLORADO          )

COUNTY OF ADAMS            )

     The above and foregoing Limited Power of Attorney was acknowledged before me on March 14, 1997, by Gene Osborn as President of Western Fidelity Funding, Inc.,

     WITNESS my hand and official seal.

                                         /s/ John Schreven
                                         -------------------------------------
                                         Notary Public - State of Colorado

                                         John Schreven
                                         [Name Printed]
                                         My Commission Expires November 13. 1999

                                   EXHIBIT "C'

                 LITIGATION, LEGAL OR ADMINISTRATIVE PROCEEDINGS
                                      NONE

                                   EXHIBIT "D"
                   BILL OF SALE AND ASSIGNMENT OF RECEIVABLES


         IN CONSIDERATION OF the sum of One and no/100 ($1.00) Dollars and other good and valuable consideration, the receipt of which is hereby acknowledged, and pursuant to and in furtherance of a certain Agreement dated March 13, 1997 and between Western Fidelity Funding, Inc. (herein called "Seller"), a Colorado corporation, and MP Financial Services (herein called "Purchaser"), a Colorado corporation, Seller does hereby grant, bargain, sell, assign, convey and transfer to, and vest in, Purchaser, its successors and assigns, forever, all of Seller's right, title and interest (legal or equitable) in and to the following described property and assets, all in accordance with the terms and provisions of said Agreement.

         All indebtedness, notes, commercial paper, promises to pay, retail installment sales contracts, chattel paper, instruments, choses in actions and other obligations described in Exhibit "A" attached hereto ("Receivables"), together with all monies due or to become due on such Receivables; all claims, rights and causes of action at any time belonging to Seller in connection with the Receivables; and all rights, title and interest of the Seller in all other instruments, documents, information and collateral related thereto, including but not limited to credit information reports, lien search reports, files, ledger cards and certificates of title pertaining thereto, all policies or certificates of insurance in force on collateral securing any and all of the Receivables or insuring Seller as the owner thereof or otherwise as a party in interest with respect thereto, such credit life and credit disability policies and unearned premiums herein as are described in the aforesaid Agreement; and any and all collateral securing the Receivables, including but not limited to security agreements and chattel mortgages.

         This Bill of Sale and Assignment is hereby incorporated and made a part of said Agreement.

        IN WITNESS WHEREOF, Seller has caused this instrument to be duly executed this 13th day of March, 1997.


                                           WESTERN FIDELITY FUNDING, INC.

                                           By: /s/ Gene Osborn
                                               ---------------------------------
                                               Gene Osborn, President

                                   EXHIBIT "E"
                     CERTIFIED COPY OF CORPORATE RESOLUTION

     I hereby certify that at a special meeting of the Board of Directors of Western Fidelity Funding, Inc., a Colorado corporation, duly called and held on the 14th day of March, 1997, at the principal office of the corporation at 4704 Harlan Street, Suite 260, at which a quorum was present, the following resolution was unanimously adopted:

     WHEREAS,  this  corporation  is  about to  execute  air  Agreement  with MP
Financial Services, a Colorado corporation ("MPFS") pursuant to which this corporation will sell to MP Financial Services certain assets of this corporation consisting of retail installment contracts, promissory, Security notes, security agreements and similar instruments (the "Contracts") for and in consideration of the payment of approximately $ 4,000 000.00 by MP Financial Services to this corporation; and

     WHEREAS, it is the opinion of this Board of Directors that the sale of such Contracts by this corporation to MP Financial Services is in the best interest of this corporation, and that the consideration offered by MP Financial Services for such Contracts is fair and adequate;

     NOW THEREFORE, BE IT RESOLVED that the execution and delivery of a Purchase Agreement by and between this corporation as the Seller and MP Financial Services as the Buyer for the sale of Contracts owned by this corporation for a consideration of approximately $ 4,100,000.00 by any one of the officers, employees and agents of this corporation listed below, upon such terms and conditions and with such covenants. representations and warranties as such designated officers, employees and agents may deem necessary or desirable, be and the same is hereby authorized, approved and ratified as the act and deed of this corporation.

     RESOLVED FURTHER that any one of the officers, employees and agents of this corporation listed below are authorized to execute the Purchase Agreement; and deal on behalf of and in the name of this corporation with MP Financial
Services:

           Names                               Titles
           -----                               ------
           Gene Osborn                         President

           ------------------                  -----------------

     RESOLVED FURTHER that any of the above designated officers, employees and agents of' this corporation are authorized to sign, endorse, make, execute, deliver, transfer, assign and convey any and all instruments and documents necessary or desirable to consummate the sale of the Contracts to MP Financial Services as contemplated by the Purchase Agreement.

     I further certify that said resolution is duly recorded and appears in the Minute Book of this corporation, and has not been alerted, amended or revoked.

     IN WITNESS WHEREOF I have hereunto set my hand and the seal of this corporation this 14th day of March, 1997.

                                        President:


[Corporate Seal]                        /s/ Gene Osborn
                                        ------------------------------------

                                        ------------------------------------
                                        ------------------

                                RELEASE AGREEMENT

     This RELEASE AGREEMENT (this "Agreement") is entered into as of March 14, 1997, by and among WESTERN FIDELITY FUNDING, INC., a Colorado corporation ("Borrower"), BNY FINANCIAL CORPORATION, a New York corporation ("BNYFC"), and MP FINANCIAL SERVICES, INC., a Colorado corporation ("MPFS").

                                    Recitals

      A. BNYFC and Borrower have entered into that certain Revolving Credit and Security Agreement dated as of June 24, 1996 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"). Pursuant to which BNYFC has provided to Borrower a line of credit in the amount of Twenty Million and No/100 Dollars (20,000,000) (the "Line of Credit").

      B. The Line of Credit is secured by, among other things, security interests and liens (the "BNYFC Lien") in and to certain receivables and other assets described on Annex A to the Colorado UCC-3 Statement of Change (the "UCC-3") attached hereto on Schedule A and made a part hereof (such property described on the Annex A is the "Released Assets").

      C. Pursuant to that certain Purchase Agreement dated March 14, 1997, (the "Purchase Agreement"), by and between Borrower and MPFS, Borrower has agreed to sell to MPFS certain property including, without limitation, the Released Assets (the "Purchased Assets").

      D. As a condition to its purchase of the Purchased Assets pursuant to the Purchase Agreement, BNYFC is to release the BNYFC Lien on the Released Assets in order to permit Borrower to transfer the Purchased Assets to MPFS free and clear of the BNYFC Lien.

                                    Agreement

      NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. Release of Lien. BNYFC hereby releases any and all of BNYFC's security interests in, and any and all liens on and rights of lien on or set-off against, the Released Assets, effective upon the closing of the sale of the Purchased Assets to the MPFS pursuant to the Purchase Agreement and the receipt of BNYFC of $4,236,446.7 via wire transfer of federal funds to *(see below) (the time of such closing and receipt of such funds being referred to as the "Effective Time"). BNYFC warrants that, as of the Effective Time, BNYFC has not assigned any of the foregoing security interests, liens or rights in the Released Assets.

      2. Deliveries. Further Assurances. BNYFC further agrees to deliver to MPFS, (i) concurrently with the Effective Time, execute and deliver to MPFS the UCC-e with respect to the UCC filings listed on Schedule A, and such other instruments of release or discharge pertaining to the BNYFC Lien on the Released Assets as MPFS may reasonably request to


*Bank of New York, 48 Wall Street, A/C #8090653114, ABA #021000018, for the account of: BNY Financial Corp. - Reference: Western Fidelity Funding, Inc.

         effectuate, or reflect of public record, the release and discharge of the BNYFC Lien on the Released Assets, and (ii) not later than five business days following the Effective Time, send via Federal Express next day delivery the original Receivable Files which includes the original retail installment contract and certificate of title or title documents to MPFS at 10401 East Colfax Avenue, Aurora, Colorado 80010-0605, Attention: Dennis Berglund. BNYFC further agrees, from and after the Effective Time, (i) all Receivable Files held or sent pursuant to the preceding sentence by BNYFC prior to delivery to MPFS are and shall be held or sent as agent for MPFS; and (ii) to deliver such other release statements or documents as MPFS may from time to time deem necessary or required to effectuate the foregoing. All of the foregoing deliveries shall be at the expense of the Borrower.

     3. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado.

     4. Beneficiary. MPFS shall be a beneficiary of this Agreement, BNYFC acknowledges that MPFS is relying on this Agreement in executing the Purchase Agreement and purchasing the Purchased Assets.

     5. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Consent and Release Agreement as of the date first written above.

                                        WESTERN FIDELITY FUNDING, INC.,
                                        a Colorado corporation


                                       By: /s/Gene E. Osborn
                                          -----------------------------------
                                          Gene E. Osborn, President


                                       BNY FINANCIAL CORPORATION,
                                       a New York corporation



                                       By: /s/Andrew Rogow
                                          -----------------------------------
                                          Name:  Andrew Rogow
                                          Title:  SVP

STATE OF COLORADO                   )
                                    )ss.
COUNTY OF JEFFERSON                 )

The foregoing instrument was acknowledged before me this 14th day of March, 1997, by Gene E. Osborn, the President of WESTERN FIDELITY FUNDING, INC., a Colorado corporation, on behalf of the corporation.

      WITNESS my hand and official seal.

      My Commission Expires:  November 20, 2000


                                         /s/
                                         -------------------------------------
                                         Notary Public
[SEAL]


STATE OF NEW YORK                   )
                                    )ss.
COUNTY OF MAN.                      )

The foregoing instrument was acknowledged before me this 14th day of March, 1997, by Andy Rogow, the SRV of BNY FINANCIAL CORPORATION, a New York corporation, on behalf of the corporation.

      WITNESS my hand and official seal.

      My Commission Expires:  8/31/97


                                       /s/
                                       ----------------------------------------
                                       Notary Public
[SEAL]